UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2006

SBS Technologies, Inc.
(Exact name of registrant as specified in charter)

New Mexico (State or other jurisdiction of incorporation)	1-10981 (Commission File Number)	85-0359415 (I.R.S. Employer Identification No.)

7401 Snaproll NE
Albuquerque, New Mexico 87109
(Address of principal executive offices) (Zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2006, the Board of Directors of SBS Technologies, Inc. (SBS) approved amendments to several sections of its Bylaws effective as of January 31, 2006. The changes to the Bylaws include: (1) eliminating the Office of the Executive Chairman from the designated officers of SBS, (2) increasing the minimum number of directors of SBS from one to five, and (3) specifying that the Lead Director position is only filled in the event the Chairman of the Board of Directors is not an Independent Director.

The summary of changes to the Bylaws set forth above is qualified in its entirety by reference to the full text of the Third Restated and Amended Bylaws of SBS, a copy of which is attached to this report as Exhibit 3.ii and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.ii *	Third Restated and Amended Bylaws of SBS Technologies, Inc. dated January 31, 2006.

* Provided in PDF format as a courtesy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ James E. Dixon Jr.
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: February 2, 2006

EXHIBIT INDEX
Exhibit Number	Description

3.ii *	Third Restated and Amended Bylaws of SBS Technologies, Inc. dated January 31, 2006.

* Also provided in PDF format as a courtesy